UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2019

U.S. GOLD CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-08266	22-18314-09
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(Address of Principal Executive Offices, and Zip Code)

(800) 557-4550

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Diretors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2019, James D. Davidson resigned as Director of U.S. Gold Corp. (the “Registrant”) and his positions as Chairman of the Nominating and Governance Committees of the Registrant. Mr. Davidson’s resignation was not due to any disagreements with the Registrant or its management.

With the resignation of Mr. Davidson, the Registrant’s Board of Directors appointed Ryan K. Zinke, an independent director, to the Registrant’s Audit Committee, the Compensation Committee, and the Nominating Committee. Concurrently, the Registrant’s Board of Directors appointed Andrew Kaplan as Chairman of the Registrant’s Nominating and Governance Committees. These appointments are effective as of July 1, 2019.

The Board of Directors of the Company decreased the size of the Registrant’s Board of Directors from 6 to 5 directors, pursuant to Article V, Section 1 of the Registrant’s bylaws.

None of these arrangements are related party transactions required to be reported pursuant to Item 404(a) of Regulations S-K.

Item 8.01 Other Events

The Registrant elected not to renew the employment agreement between the Registrant and David Mathewson dated June 27, 2016 (the “Employment Agreement”). Mr. Mathewson served as the Registrant’s Vice-President and Head of Exploration. Mr. Mathewson’s employment and the Employment Agreement terminated at the end of the employment term on June 27, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. gold corp.
Date: July 3, 2019

	By:	/s/ Edward M. Karr
Edward M. Karr, Chief Executive Officer